UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 11, 2018 (April 9, 2018)

J.JILL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38026 (Commission File Number)	45-1459825 (I.R.S. Employer Identification No.)

4 Batterymarch Park
Quincy, MA 02169
(Address of Principal Executive Offices) (Zip Code)
(617) 376-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2018, J.Jill, Inc. (the “Company”) granted restricted stock units in respect of the common stock of the Company, par value $0.01 per share (“RSUs”), to certain of our named executive officers as set forth below.  These awards were issued pursuant to the terms and conditions of a new form of restricted stock unit award agreement for employees with the title of Vice President and above (the “RSU Award Agreement”).
The RSUs granted to Ms. Fielder and Mr. Biese were awarded pursuant to the JJill, Inc. 2017 Omnibus Equity Incentive Plan and will vest in four equal installments over a four year period on each anniversary of the grant date, subject to potential acceleration upon a termination of employment by the Company other than for Cause or by the grantee for Good Reason, in either case, within 12 months of a Change in Control (as such term is defined in the RSU Award Agreement).  The Company’s Board of Directors or its compensation committee may modify the ordinary course vesting and treatment upon terminations of employment of future award of RSUs.  The RSU Award Agreement incorporates by reference the terms of restrictive covenants applicable to our named executive officers as set forth in their respective employment agreements.
Name	2018 RSUs Granted
David Biese	52,000
Joann Fielder	40,000

Item 9.01	Financial Statements and Exhibits
(d)         Exhibits
Exhibit No.	Description

10.1	J.Jill, Inc. 2017 Omnibus Equity Incentive Plan Restricted Stock Unit Award Agreement for Employees with the title of Vice President and Above.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: April 11, 2018
J.JILL, INC.

By:	/s/ David Biese
	Name:	David Biese
	Title:	Chief Financial Officer